THE BEACON COMPANY, INC.

                        FACILITY PARTICIPATION AGREEMENT


         THIS FACILITY PARTICIPATION AGREEMENT ("Agreement"), is made and entered into this _______ day of ________, 1997, by and between The Beacon Company, Inc. ("MCO"), and _____________________ ("Hospital").

                                    RECITALS

         1. MCO is a North Carolina stock corporation organized to develop, manage and market an integrated system of managed health care services in a cost-efficient and effective manner.

         2. MCO intends to develop a network of physician, hospital, and other health care providers that will agree to provide certain managed health care services, hereinafter referred to as Covered Services and further defined in
Section 1.2, pursuant to contracts negotiated by MCO.

         3. Hospital is duly licensed, registered, certified, accredited or otherwise duly authorized to provide health care services under the laws of the State of North Carolina, including accreditation by the Joint Commission for the Accreditation of Healthcare Organizations ("JCAHO").

         4. MCO desires to engage Hospital to furnish Covered Services and Hospital desires to furnish such services at designated facilities of Hospital.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospital and MCO agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Copayment. "Copayment" means those charges required by a Managed Care Agreement which may be collected from an Eligible Subscriber as additional payment for Covered Services at the time medical services are rendered.

         1.2 Covered Services. "Covered Services" means those medical services for which third-party Payers or purchasers of health care services are obligated to reimburse Hospital, in whole or in part, pursuant to a Managed Care Agreement.

         1.3 Emergency. "Emergency" means the sudden onset of a medical condition manifesting itself by acute symptoms of sufficient severity that the absence of immediate medical attention reasonably could result in permanently placing an Eligible Subscriber's health in jeopardy, causing other serious medical consequences, causing impairments to bodily functions, or causing serious or permanent dysfunction of any body organ or part.

         1.4 Managed Care Agreement. "Managed Care Agreement" means a written contract between a third-party Payer or purchaser of health care services and the MCO whereby the MCO agrees to provide a network of health care facilities and providers who have agreed to be bound by, and to provide managed health care services to Eligible Subscribers in accordance with, the terms of Managed Care Agreements.

         1.5 MCO Network. "MCO Network" means a network of Participating Providers, all of whom have in full force and effect an agreement with MCO to provide Medical Services to Providers.

         1.6 MCO Network Provider Manual. "MCO Network Provider Manual" means the manual prepared by MCO, as amended from time to time by MCO, and communicated, in writing, to Participating Providers, to assist in the provision of Covered Services pursuant to the terms of this Agreement.

         1.7 Medical Services. "Medical Services" means those health care services provided to Eligible Subscribers by Hospital, physicians, and other health care providers, which may or may not be Covered Services.

         1.8 Medically Appropriate. "Medically Appropriate" means Medical Services which, under provisions of this Agreement, are determined to be: (i) appropriate for the prevention, diagnosis or treatment of the symptoms, injury or disease; (ii) provided for the prevention, diagnosis or direct care and treatment of the symptoms, injury or disease; (iii) within medical, dental or other health care practice standards within the health care community; (iv) not primarily for the convenience of Hospital, Eligible Subscriber or Participating Provider providing Covered Services to Eligible Subscriber; and (v) an appropriate level of service or supply needed to provide safe and adequate care.

         1.9 Opt Out Form. "Opt Out Form" means the notice provided by Hospital to MCO on a form approved for that purpose by MCO, notifying MCO that Hospital intends to opt out of a given Managed Care Agreement. A sample copy of an Opt Out Form is attached hereto in Appendix A.

         1.10 Participating Provider. "Participating Provider" means a health care provider or health care facility, including hospital, that has in force and effect an agreement with MCO to provide Medical Services to Eligible Subscribers.

         1.11 Payer. "Payer" means the purchaser of Covered Services on behalf of Eligible Subscribers.

         1.12 Eligible Subscriber. "Eligible Subscriber" means any individual who is entitled to Covered Services pursuant to any Managed Care Agreement. Reference to eligibility guidelines may be found in MCO Network Provider Manual, however, such guidelines should be subject to modification to satisfy Payer requirements for applicable Managed Care Agreements.

                                    ARTICLE 2

                        ENROLLMENT AND GRANT OF AUTHORITY

         2.1 Inclusion in MCO Network. MCO and Hospital hereby mutually agree that, as of the effective date of this Agreement, Hospital shall be included as a participant in MCO Network for the provision of managed health care services, with all associated rights, privileges and obligations, as set forth in this Agreement.

         2.2 Authority to Utilize Hospital Name and Other Information. Hospital hereby expressly provides MCO with the authority to market its availability as a participant in MCO Network as follows:

                 (a) Hospital shall permit its name, address, business telephone number and other information to be included as part of the roster of MCO Network for use in marketing, negotiations with prospective purchasers of health care services and distribution to Eligible Subscribers.

                 (b) Hospital shall provide MCO with a current list of all locations where medical services are provided by Hospital, and shall keep MCO informed regarding any changes in such locations or services.

         2.3     Authority to Negotiate Managed Care Agreements.

                 (a) Subject to Subsection (b) of this Section, Hospital hereby expressly provides MCO with the authority to negotiate and execute Managed Care Agreements on its behalf. Hospital expressly agrees to be bound by the terms and conditions of all Managed Care Agreements entered into by MCO unless it has opted out of such agreement in accordance with the provisions of Section 2.3(b). Hospital also may negotiate and execute contracts with third-party payers or purchasers of health care services independently or as a participant in another network.

                 (b) Hospital may reject any Managed Care Agreement executed by MCO that Hospital determines is not in its best interests. To reject a Managed Care Agreement, Hospital shall deliver an Opt Out Form to MCO within thirty (30) days of receipt of such Managed Care Agreement from MCO pursuant to Section 4.4 hereunder. In the event that Hospital does not reject a Managed Care Agreement within thirty (30) days of receipt pursuant to this subsection 2.3(b) and
Section 4.4, Hospital will be deemed to have accepted such agreement, and such agreement will be deemed to be incorporated by reference into, and made a part of, this Agreement, without the necessity of amending this Agreement, and Hospital will be bound by its terms and conditions. Once Hospital has become bound by a Managed Care Agreement, it shall remain bound by such agreement until the earlier of termination of this Agreement pursuant to Article 5 hereunder, or termination of the applicable Managed Care Agreement pursuant to its terms and conditions. However, in any event, Hospital shall be required to comply with Section 5.5 of this Agreement, relating to the effect of expiration or termination.

                 (c) Hospital expressly acknowledges that Managed Care Agreements executed by MCO may compensate Hospital on a fee-for-service, discounted fee-for-service, withhold, capitation or other at-risk basis, and that MCO may enter into withhold, capitation or other at-risk Managed Care Agreements which, unless opted out of by Hospital as set forth in Section 2.3(b) and Section 4.4, will require Hospital to accept financial risk. However, MCO only shall enter into at-risk agreements with Health Maintenance Organizations licensed to do business in North Carolina, or other entities that are licensed or otherwise permitted by the North Carolina Department of Insurance to enter into at-risk agreements with MCO.

                                    ARTICLE 3

                          RESPONSIBILITIES OF HOSPITAL

         3.1 Provision of Medical Services. Hospital hereby agrees to provide Medical Services within the scope of its credentials to Eligible Subscribers on terms and conditions of Managed Care Agreements executed by MCO, only after such time that Hospital has become bound by a Managed Care Agreement pursuant to
Section 2.3 above. With respect to the provision of such services, Hospital further agrees:

                 (a) To provide Medical Services pursuant to prevailing professional standards at the time Medical Services are rendered;

                 (b) To refrain from discriminating against any Eligible Subscriber in the provision of Medical Services on the basis of race, color, sex, age, religion, national origin, marital status or disability, and to provide care to Eligible Subscribers of at least the same quality and cost effectiveness as the care provided by Hospital to all other patients with comparable conditions or injuries;

                 (c) If Eligible Subscriber requests certain Medical Services and other services which Hospital knows are not Covered Services, whether because such services are not Medically Appropriate or are otherwise not covered under the applicable Managed Care Agreement, to advise Eligible Subscriber of Eligible Subscriber's financial responsibility for payment of such services before rendering such services, and to obtain Eligible Subscriber's written consent and acknowledgment of financial responsibility before performing such services;

                 (d) To admit or arrange for admission of Eligible Subscriber, when appropriate, only to Participating Provider facilities, unless: (i) Hospital obtains prior approval from the representative or medical director identified as such in the applicable Managed Care Agreement, or from MCO's representative or medical director; (ii) in case of an Emergency, where referral to a Participating Provider facility is not reasonably possible or not consistent with good medical care, (iii) where no Participating Provider facilities have such expertise and Hospital obtains prior approval from the appropriate representative or medical director, (iv) as otherwise provided in the applicable Managed Care Agreement, or (v) as expressly permitted by the policies and procedures of MCO;

                 (e) To undertake all necessary actions reasonably requested by MCO to ensure that Eligible Subscribers have adequate access to Covered Services; and

                 (f) To maintain the confidentiality of information contained in Eligible Subscribers' medical and billing records and, except for the dissemination of such records in accordance with and subject to applicable laws, and as required by this Agreement, Hospital will not disclose such information except with the consent of Eligible Subscriber.

         3.2 Related Activities. Hospital shall participate in and comply fully with the Utilization Review, Quality Assurance, Case Management and Credentialing programs established by MCO, and any related or similar programs that are operated by a Payer pursuant to any Managed Care Agreement executed by MCO. These programs shall be fully disclosed to Hospital by MCO for consideration as part of a Managed Care Agreement during the applicable thirty
(30) day opt out period in accordance with subsection 2.3 (b) and Section 4.4. Failure to cooperate and to comply fully with such programs may result in suspension, restriction or revocation of Hospital's inclusion in MCO Network. Subject to any applicable laws regarding confidentiality, Hospital shall provide all information, written or otherwise, reasonably requested by MCO in connection with its establishment and implementation of the programs described in this
Section 3.2. In connection with the negotiation or operation of any Managed Care Agreement, MCO shall have the right to share information developed through its Utilization Review, Quality Assurance, Case Management and Credentialing programs, as it deems necessary, subject to any applicable laws regarding confidentiality.

         3.3 Clinical Protocols. Hospital shall participate, as reasonably requested by MCO, in the development and implementation of clinical protocols to be used by Participating Providers.

         3.4     Hospital Qualifications.

                 (a) Throughout the term of this Agreement, and as a condition of continued participation in MCO Network, Hospital shall maintain:

                      (i) A valid and unrestricted license to operate an acute care hospital in the State of North Carolina;

                      (ii)  Full and unrestricted JCAHO accreditation; and

                      (iii) Full and unrestricted participation status in the Medicare and Medicaid programs.

                 (b) Hospital shall notify the MCO immediately in writing if any of the qualifications listed in 3.4 (a) above are suspended, revoked or otherwise restricted.

         3.5 Insurance. Hospital shall maintain general liability and professional malpractice insurance coverage as required by law and in amounts sufficient to insure Hospital and its employees and agents against any claim or claims for damages resulting, directly or indirectly, from the performance, or lack of performance, of any service or other activity by the Hospital or its employees or agents. The types and minimum amounts of insurance coverage to be secured and maintained by the Hospital are set forth in Schedule of Insurance Coverage attached to this Agreement as Appendix C. Hospital shall notify MCO within ten (10) days of termination or other restriction of coverage by the applicable insurance carrier or entity for general liability and professional malpractice insurance coverage. The Hospital shall provide the MCO with an Accord Form Certificate of Insurance, in a form acceptable to MCO, upon execution of this Agreement. Hospital will provide evidence of such coverage annually, and at any time upon MCO's reasonable request. In the event of cancellation, Hospital shall provide either evidence that it has obtained professional malpractice insurance from another carrier with no break in coverage, or evidence of an extended reporting period, or tail, coverage that covers any break in service.

         3.6 Credentials Application. Within sixty (60) days of request by MCO's Board of Directors, Hospital shall provide MCO with a completed MCO Credentials Application, on a form approved for that purpose by MCO, which completed form shall be incorporated by reference in and made a part of this Agreement. Hospital hereby agrees to notify MCO of any and all material changes in the information contained in Credentials Application within ten (10) days of such change, unless this Agreement expressly adopts a different notice provision in another context.

         3.7 Records. Hospital shall maintain, with respect to each Eligible Subscriber for whom it provides services, medical and billing records in such form, containing such information, preserved for such time, and meeting all other record-keeping requirements, as may be specified under applicable federal and state law, or as directed by MCO pursuant to a Managed Care Agreement. MCO and each respective purchaser or third-party Payer that has entered into a Managed Care Agreement shall have the right, upon reasonable notice and during regular business hours, to inspect, review and make copies of such records upon request, provided any necessary and appropriate release has been obtained from Eligible Subscriber or her/his legal representative. Hospital shall be entitled to review a copy of any executed release which is necessary before providing access to records authorized by this Section 3.7.

         3.8 Administrative and Claims Processing. Hospital agrees to comply with the administrative and claims processing and payment procedures of Managed Care Agreements, or MCO, including any applicable rights of appeal or dispute resolution procedures with respect thereto. Hospital acknowledges that the Payer or purchaser of health care services that has entered into a Managed Care Agreement may deny payment to Hospital for Medical Services rendered to an Eligible Subscriber if such services were determined not to be Covered Services, whether because such services were not Medically Appropriate or were otherwise not covered under the terms and conditions of the applicable Managed Care Agreement.

         3.9 Compliance with Rules. Hospital shall cooperate and comply with all rules and regulations set forth in MCO Network Provider Manual, as amended from time to time by MCO, and communicated, in writing, to Hospital forty five (45) days prior to the effective date of such amendment. If Hospital objects to such amendment in writing within such forty five (45) day period, MCO agrees to use its best efforts to make revisions addressing Hospital's objections. Hospital also agrees to render all services contemplated by this Agreement in compliance with all applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over Hospital.

         3.10 Notification Related to Compliance. Hospital shall notify MCO within ten (10) business days, and hereby authorizes any health care facility, governmental agency, professional society or professional licensing, registering, accrediting or certifying authority ("Reporting Entity") to notify
MCO: (i) of any disciplinary action taken by any Reporting Entity with respect to Hospital, which action is reported or required to be reported to the agency or organization which authorizes Hospital to provide health care services; (ii) following notification to Hospital from the Hospital's insurance carrier that a legal action pending against Hospital for professional negligence is considered to be a material loss contingency, and of the final disposition of such legal action; (iii) of any indictment or conviction of a felony, or of any criminal charge against Hospital or its officers or employees, related to the provision of health care services; (iv) of any order, judgment or decree entered by any court of competent jurisdiction approving a petition seeking reorganization of Hospital or appointing a receiver, trustee, custodian or liquidator of Hospital or appointing a receiver trustee, custodian or liquidator of Hospital; and (v) of any judgment against Hospital which may materially effect the ability of Provider to carry out its responsibilities under this Agreement.

         3.11 Provider-Patient Relationship. Neither MCO, Payer nor any entity performing quality assessment or utilization review or similar services has any control over the provider-patient relationship and any final decisions regarding treatment or confinement remain with the provider and patient. Hospital shall acknowledge that MCO does not provide medical, dental or other health are services, and that Hospital and its representatives shall be solely responsible for all clinical decisions regarding the admission, treatment, referral or discharge of Eligible Subscribers under the care of Hospital or a member of Hospital's medical staff, notwithstanding the receipt by Hospital or a member of Hospital's medical staff, whether in writing or otherwise, of any information, recommendation, authorization or denial of authorization regarding such admission, treatment, referral or discharge that may be issued by MCO or its agent pursuant to applicable Managed Care Agreements, or by any other person or entity performing quality assessment or utilization review or other similar services with respect to an Eligible Subscriber.

                                    ARTICLE 4

                           RESPONSIBILITIES OF THE MCO

         4.1 Development of MCO Network. MCO shall undertake to develop a network of Participating Providers which MCO determines to be reasonably required to provide the Covered Services to be rendered pursuant to Managed care Agreements entered into by MCO.

         4.2 Marketing of the MCO Network. MCO shall design, develop and implement a marketing program that shall identify and solicit third-party Payers and purchasers of health care services that may be interested in entering into Managed Care Agreements with MCO.

         4.3 Negotiation and Execution of Managed Care Agreements. Pursuant to the grant of authority in Section 2.3 above, MCO shall negotiate and execute Managed Care Agreements with third-party Payers and purchasers of health care services on behalf of Hospital.

         4.4 Delivery of Managed Care Agreements to the Hospital. After MCO has executed a Managed Care Agreement, it shall deliver a copy thereof together with a copy of the Opt Out Form to Hospital within a reasonable period of time after its execution. After receipt of such Managed Care Agreement the Hospital shall have thirty (30) days to complete and return the Opt Out Form to MCO in accordance with subsection 2.3(b), in order to opt out of the applicable Managed Care Agreement.

         4.5 Related Activities. MCO shall develop and shall provide for the implementation of certain programs, including Utilization Review, Quality Assurance, Case Management, and Credentialing, as outlined in the Network Provider Manual. Such programs shall be designed to facilitate and manage the delivery of appropriate services, pursuant to Managed care Agreements and consistent with current standards of care in the community. MCO shall secure or otherwise contract for systems and equipment reasonably necessary to accomplish MCO's work to undertake the implementation and management of such programs.

         4.6 Promotional Materials. MCO agrees to identify Hospital as a participant in MCO Network in promotional materials provided to third-party payers and purchasers of health care services with which MCO intends to negotiate. Upon request, MCO will provide Hospital with materials suitable for placement in its facility(s) identifying Hospital and its facility(s) as Participating Providers in MCO Network.

         4.7 List of Participating Providers. MCO agrees to provide Hospital with lists of all Participating Providers within a reasonable geographic area surrounding Hospital's practice locations. MCO will provide Hospital with revisions to, or updated versions of, such a list from time to time.

         4.8 Copy of Rules and Regulations. MCO will provide Hospital with a copy of its MCO Network Provider Manual which describes rules, regulations, policies, procedures, protocols and programs regarding performance of Managed Care Agreements and may be amended from time to time. MCO agrees to provide Hospital written notice of any such amendments at least thirty (30) days prior to the effective date of such amendment.

         4.9 Personal Representative. MCO will identify a personal representative who will assist Hospital, upon request, in obtaining prompt processing and payment of claims filed pursuant to this Agreement.

                                    ARTICLE 5

                              TERM AND TERMINATION

         5.1 Term. Unless otherwise terminated as provided herein, the term of this Agreement shall be one (1) year from the execution date of this Agreement and shall be renewed automatically for successive periods of one (1) year, unless terminated with proper notice as described below.

         5.2     Termination by Hospital.

                 (a) Hospital may terminate this Agreement at any time, without cause, upon ninety (90) days' prior written notice to the MCO.

                 (b) Hospital may terminate this Agreement upon thirty (30) days' written notice for breach of this Agreement.

         5.3     Termination by MCO.

                 (a) MCO may terminate this Agreement at any time, without cause, upon ninety (90) days' prior written notice to the Hospital.

                 (b) MCO may terminate this Agreement with cause upon thirty
(30) days' written notice for any breach of this Agreement. Cause shall include, but not be limited to, any of the following:

                      (i)   Any breach of this Agreement;

                      (ii) A decision by Hospital to "opt out" of more than three (3) consecutive Managed Care
Agreements presented by MCO.

                 (c) MCO may terminate this Agreement immediately upon the occurrence of any of the following events:

                      (i) The suspension, revocation, restriction or limitation of Hospital's license to operate an acute care hospital in the State of North Carolina;

                      (ii) The suspension, revocation or significant limitation of Hospital's JCAHO accreditation;

                      (iii) The inability of Hospital to procure or maintain professional liability insurance in accordance with Section 3.5 above;

                      (iv) The refusal or failure of Hospital to treat any Eligible Subscriber in accordance with the terms of Managed Care Agreements.

         5.4 Termination of MCO Network Participation. Termination of this Agreement by either party pursuant to this Article 5 shall automatically terminate Hospital's participation in MCO Network, and Hospital's participation in all Managed Care Agreements incorporated by reference into this Agreement.

         5.5 Effect of Expiration or Termination. This Agreement will be of no further force or effect as of the date of its expiration or termination and Hospital and MCO will be relieved and discharged from this Agreement except that:

                 (a) The respective Payers will remain liable in accordance with the terms of the applicable Managed Care Agreement(s) for payment of Covered Services rendered by Hospital to a Eligible Subscriber who remains eligible under the respective Managed Care Agreement or by operation of law who is under Hospital's care at the time of the expiration or termination, until the services being rendered to such Eligible Subscriber by the Hospital are completed or Eligible Subscriber is transferred reasonably to another Participating Provider facility;

                 (b) Each party will remain liable for any obligations or liabilities arising from activities carried on by such party or its agents or employees during the period this Agreement is in effect;

                 (c) Each party will retain the right to seek any redress available under law for any loss or injury caused by the other party as a result of such other party's substantial breach of its obligations under this Agreement, except that in no event will a party be entitled to specific performance of this Agreement or any provision of this Agreement after the effective date of the Agreement's expiration or termination;

                 (d) With consent of Eligible Subscriber, or as required by law, Hospital will provide MCO, any Eligible Subscriber's physician or medical professional serving as a Participating Provider and any duly authorized third party, with reasonable access to medical records of Eligible Subscriber maintained by Hospital to the extent that such access is required in connection with Eligible Subscriber's medical care. Such persons or entities also will be entitled to obtain copies of Eligible Subscriber's medical records promptly, provided that such persons or entities agree to reimburse Hospital for the reasonable cost of preparing such copies; and

                 (e) In the event that this Agreement is terminated, Hospital agrees to assist the attending physician(s) in immediately transferring his or her patients covered under Managed Care Agreements to other Participating Provider facilities, to the extent that such transfer is medically appropriate and legally permissible.

                                    ARTICLE 6

                             FINANCIAL ARRANGEMENTS

         6.1 Billing and Collection. Subject to Section 3.8, the Hospital shall be responsible for billing and collecting for all Medical Services it provides to Eligible Subscribers pursuant to any Managed Care Agreement.

                 (a) Unless specified differently for a Managed Care Agreement executed by MCO, Hospital shall accept as payment in full for Covered Services the amounts provided in Appendix B, including any amounts which are expressly made the responsibility of Eligible Subscriber (such as deductibles and copayments) and Hospital shall not be entitled to additional payment from MCO or Eligible Subscriber, except as may be expressly provided in the applicable Managed Care Agreement.

                 (b) Hospital will not bill, charge, collect a deposit from, seek compensation from or have recourse against any Eligible Subscriber for any services provided under this Agreement during its term, except as expressly provided in the Managed Care Agreement and this Agreement, and except for those amounts which are the responsibility of Eligible Subscriber (such as deductibles and copayments). Section 6.1 (b) will survive the termination of this Agreement for any reason, including but not limited to the insolvency of MCO or the respective Payer under a Managed Care Agreement.

         6.2 Hospital Compensation. Hospital's sole source of compensation for Covered Services provided to Eligible Subscribers are those amounts collected pursuant to Section 6.1 above. In no event shall MCO be liable to pay any compensation or any other amounts to Hospital for services rendered.

         6.3     Third Party and Eligible Subscriber Payments

                 (a) In the event Hospital is eligible to receive payment for such Medical Services, either in whole or in part, under any state or federal health care program or other contractual or legal entitlement, including but not limited to a private group health insurance or indemnification program, as to which coordination of benefits or similar provisions in the respective Managed Care Agreements may be applicable, Hospital may attempt to collect such third party payments following customary collection procedures, and subject to any limitations set forth in the applicable Managed Care Agreement.

                 (b) For cases in which the Payer under a Managed Care Agreement is the secondary Payer, Hospital will be entitled to be paid the amount payable in accordance with the applicable Managed Care Agreement and this Agreement for each Covered Service (assuming no other payers) less the amount payable by Eligible Subscriber's primary Payer. In no event may the sum of the primary and secondary payments, when a Payer under a Managed Care Agreement is the secondary Payer, exceed the payment to which Hospital is entitled under the applicable Managed Care Agreement and this Agreement, if the Payer under the applicable Managed Care Agreement had been the primary Payer.

                 (c) Payments made in accordance with this Agreement will be the maximum amount payable to Hospital without regard to any other factor which might otherwise affect the amount payable in the absence of this Agreement.

                 (d) Hospital will reimburse the Payer under a Managed Care Agreement, the MCO or the Eligible Subscriber, as appropriate, for any payments made to Hospital in error, including but not limited to, the circumstances set forth below:

                      (i) Duplicate Payments: When two or more payments have been made to the Hospital for the same service;

                      (ii) Services Not Rendered: When payments have been made to Hospital for services not rendered or arranged for by Hospital;

                      (iii) Non-Covered Services: When payments have been made by the Payer under a Managed Care Agreement for Medical Services later determined not to have been Covered Services under the applicable Managed Care Agreement, unless stated otherwise in the applicable Managed Care Agreement;

                      (iv) Coordination of Benefits: When a Payer under a Managed Care Agreement is the secondary Payer under a coordination of benefits provision and payment has been made for services which payment has or should have been made by the primary Payer; or

                      (v) Worker's Compensation: When payment has been made for services for which benefits are available to Eligible Subscriber under a Worker's Compensation insurance or benefits program or any other laws of any state or the United States.

                                    ARTICLE 7

                   NON-EXCLUSIVE AGREEMENT AND CONFIDENTIALITY

         7.1 Non-Exclusive Agreement. This Agreement shall be non-exclusive. Hospital may join other networks or organizations which negotiate and execute Managed Care Agreements with any third-party Payer or purchaser of health care services.

         7.2 Confidentiality. MCO and Hospital agree not to disclose the terms and conditions of this Agreement or any Managed Care Agreement entered into by MCO unless a confidentiality agreement is signed between MCO and the applicable third party.

                                    ARTICLE 8

                           ACCESS TO BOOKS AND RECORDS

         8.1 Access to Books and Records. Upon written request of the Secretary of Health and Human Services, the Comptroller General or any of their duly authorized representatives, Hospital will make available those contracts, books, documents and records necessary to verify the nature and extent of the cost of providing its services. Such inspection will be available up to four (4) years after the rendering of such services. This section is included pursuant to and is governed by the requirement of 1861(v)(1)(I) of the Social Security Act and the Regulations relating to it. No attorney-client, accountant-client or legal privilege will be deemed to have been waived by Hospital by virtue of this Agreement.

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1     Indemnification.

                 (a) Hospital shall indemnify and hold harmless MCO from any and all claims, liabilities, losses, damages or expenses of any kind, including costs and attorneys' fees, which result from negligent acts or omissions by Hospital, its agents or employees regarding the duties and obligations of Hospital under this Agreement, including the duty to maintain the legal standard of care applicable to Hospital.

                 (b) MCO shall indemnify and hold harmless Hospital from any and all claims, liabilities, losses, damages or expenses of any kind, including costs and attorneys' fees, which result from negligent acts or omissions by MCO, its agents or employees regarding the duties and obligations of MCO under this Agreement.

                                   ARTICLE 10

                             INDEPENDENT CONTRACTORS

         10.1 Independent Contractors. In performing the duties imposed by this Agreement and any Managed Care Agreements negotiated and executed hereunder, Hospital and MCO are at all times acting as independent contractors. Neither party hereto shall have the power to control the method by which the other fulfills its obligations under this Agreement, and nothing herein shall be construed to establish an employment relationship. MCO shall not withhold any amounts of money for income tax, employment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body relating to services provided hereunder.

                                   ARTICLE 11

                                     NOTICES

         11.1 Notices. Notices or communications required or permitted to be given under this Agreement shall be given to the respective parties by hand or by certified or registered mail, postage prepaid (such notice or communication being deemed given as of the date of receipt) at the following addresses:

To MCO:
         Attention:  President and CEO
         The Beacon Company, Inc.
         825 Kennedy Avenue
         New Bern, North Carolina  28560

To Hospital:

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         Either party may change the address for such notice by giving proper written notice of such change to the other party.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Section Headings; Preamble. The section headings in this Agreement are for reference purposes only and shall not be given any legal effect nor affect in any way the meaning or interpretation of this Agreement. The preamble language of this Agreement shall be considered part of this Agreement and shall be considered in the interpretation hereof.

         12.2 Operational Policies and Directives. Hospital agrees to comply with any policies or directives issued by MCO for the purpose of clarifying or implementing the terms of this Agreement, provided that MCO provides Hospital with prior notice of such policies. In the event that any such policy contradicts the terms of this Agreement, the terms of this Agreement shall prevail.

         12.3 Resolution of Disputes. MCO shall undertake to secure the agreement of all Payors to utilize the Professional Review organization of North Carolina (The "PRONC") to resolve disputes, which cannot be resolved by negotiation by Payer, MCO, and Hospital, involving medical or clinical issues related to Medically Appropriate Medical Services. To the extent any such disputes are submitted to the PRONC for resolution, the findings and determinations of the PRONC shall be binding upon all parties. Any and all disputes between MCO and Hospital arising under this Agreement and concerning issues other than the medical or clinical issues related to Medically Appropriate Medical Services shall be resolved by arbitration through the Alternative Dispute Resolution Program, rules and procedures of the National Health Lawyers Association. In the event there is a q dispute over the question whether the basic disagreement concerns medical or clinical issues related to Medically Appropriate Medical Services, such dispute shall be submitted to the PRONC for resolution, unless any party to the dispute, other than MCO or Hospital, has not agreed to utilize the PRONC for dispute resolution.

         12.4 Governing Law and Enforcement. This Agreement shall be executed and delivered, and shall be construed and enforced in accordance with the laws of the State of North Carolina. Unless the circumstances require an alternate venue, this Agreement shall be enforceable only by a court of competent jurisdiction located in Craven County, North Carolina.

         12.5 Assignment. Neither MCO nor Hospital shall have the right to assign this Agreement or any portion hereof without the prior written consent of the other party.

         12.6 Entire Agreement. This Agreement supersedes any prior agreements between the parties hereto with respect to the subject matter hereof and constitutes the entire agreement between the parties.

         12.7 Amendments. This Agreement or any part, article, section, or exhibit hereof may be amended by MCO at any time during the term of the Agreement. An amendment may be proposed by MCO or by the Hospital. After approval by the MCO, the amendment will be mailed to Hospital at least ninety
(90) days prior to its effective date. Upon receipt of the amendment, Hospital will have sixty (60) days to either accept or reject the amendment. If an amendment is not acceptable to the Hospital, it must give written notice to the MCO of such rejection within sixty (60) days of receipt of the amendment. Upon Hospital's rejection of the amendment, MCO shall have the right to terminate this Agreement and Hospital's participation in any Managed Care Agreements then in full force and effect. In the absence of written notice of rejection by Hospital, Hospital will be deemed to have accepted such amendment as of the effective date thereof. Managed Care Agreements added pursuant to Section 2.3(b) of this Agreement shall not be deemed amendments for purposes of this provision. The applicable provisions of Section 5.5 shall apply to any termination under this Section 12.6.

         12.8 Severability. If any clause or provision of this Agreement shall be judged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the validity of any other clause or provision shall not be affected and the remainder of this Agreement shall remain in full force and effect.

         12.9 Survival. The obligations of this Agreement which are to be performed after the termination hereof shall survive such termination.

         12.10 Waiver. The failure of either party hereto to enforce any provision or breach of this Agreement shall not constitute a continuing waiver of any provision or subsequent breach of this Agreement.

         12.11 Execution. This Agreement and any amendments hereto may be executed in duplicate copies by the MCO and the Hospital. Each duplicate copy shall be deemed an original. The parties represent and warrant, each to the other, that this Agreement has been duly authorized and constitutes an enforceable obligation.

         IN WITNESS WHEREOF, MCO and Hospital have hereunto caused this Agreement to be duly and properly executed as by law provided on the day and year first above written.

MCO:

By:      President and CEO
         The Beacon Company, Inc.
         825 Kennedy Avenue
         New Bern, North Carolina  28560


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         Signature


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HOSPITAL:

By:
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         Name


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         Title


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         Hospital Name


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         Address


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         Address


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         Signature


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         Date